    As filed with the Securities and Exchange Commission on December 1, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            BACKWEB TECHNOLOGIES LTD.
             (Exact name of Registrant as specified in its charter)

            Israel                                                 N/A
            ------                                                 ---
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              3 Abba Hillel Street
                             Ramat Gan, Israel 52136
                                 (972-3) 6118800
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

        BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan
              BackWeb Technologies Ltd. 1998 U.S. Stock Option Plan
           BackWeb Technologies Ltd. 1999 Employee Stock Purchase Plan
                           (Full titles of the plans)

                              --------------------

                                   Eli Barkat
                      Chairman and Chief Executive Officer
                            BackWeb Technologies Ltd.
                          c/o BackWeb Technologies Inc.
                          2077 Gateway Place, Suite 500
                           San Jose, California 95110
                                 (408) 933-1700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    Copy to:
                                 Selim Day, Esq.
                        Wilson Sonsini Goodrich & Rosati,
                            Professional Corporation
                   One Market Street, Spear Tower, 33rd Floor
                         San Francisco, California 94105

                                              CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                   Proposed Maximum    Proposed Maximum
                                                    Amount to be    Offering Price    Aggregate Offering      Amount of
     Title of Securities to be Registered           Registered(1)    Per Share(2)           Price(2)       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Ordinary Shares (par value NIS 0.03 per share)
to be issued under the BackWeb Technologies Ltd.
1996 Israeli Employee Stock Option Plan and 1998
U.S. Stock Option Plan                                3,771,381         $7.34             $27,696,079          $7,312
---------------------------------------------------------------------------------------------------------------------------
Ordinary Shares (par value NIS 0.03 per share)
to be issued under the BackWeb Technologies
Ltd. 1999 Employee Stock Purchase Plan                  750,703         $7.34             $ 5,512,975          $1,455
---------------------------------------------------------------------------------------------------------------------------
                  Total                               4,522,084            --             $33,209,054          $8,767
===========================================================================================================================

(1) Represents the number of Registrant's Ordinary Shares which may be issued to the Registrant's employees pursuant to stock options granted under the BackWeb Technologies Ltd. 1996 Israeli Employee Stock Option Plan, 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, in addition to those Ordinary Shares registered pursuant to the Form S-8 filed by the Company with the Commission on August 6, 1999. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Ordinary Shares that becomes issuable under the aforementioned plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Ordinary Shares.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Act, on the basis of $7.34 per share, the average of the high and low prices of the Registrant's Ordinary Shares on November 30, 2000 as reported by The Nasdaq Stock Market.

                             REGISTRATION STATEMENT

                  PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     On August 6, 1999, the Registrant filed a Registration Statement on Form S-8 (Registration No. 333-84659) (the "First S-8") with the Securities and Exchange Commission to register Ordinary Shares that were reserved for issuance pursuant to options granted under the Registrant's 1996 Israeli Employee Stock Option Plan, 1996 U.S. Stock Option Plan, 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan. The contents of the Registrant's First S-8 and all documents incorporated by reference therein (including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
1999) are incorporated herein by this reference. The Registrant is filing this Registration Statement on Form S-8 to register additional Ordinary Shares that may be issued pursuant to options granted under the Registrant's 1996 Israeli Employee Stock Option Plan, 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan.

     Effective June 30, 2000, the number of Ordinary Shares for which options may be granted under the 1996 Israeli Employee Stock Option Plan and the 1998 U.S. Stock Option Plan was increased by 1,894,622 shares (with 568,387 shares allocated to the 1996 Israeli Employee Stock Option Plan and 1,326,235 shares allocated to the 1998 U.S. Stock Option Plan).

     Effective July 1, 2000, the "evergreen" provisions of the 1996 Israeli Employee Stock Option Plan and the 1998 U.S. Stock Option Plan were amended. Pursuant to those amended provisions, effective July 1, 2000, the number of Ordinary Shares for which options may be granted under those plans was increased by 1,876,759 shares (which was the lesser of (a) 1,960,000 shares and (b) 5% of the 37,535,172 shares outstanding on that date). Of those shares, 563,028 shares were allocated to the 1996 Israeli Stock Option Plan and 1,313,731 shares were allocated to the 1998 U.S. Stock Option Plan.

     Pursuant to the existing "evergreen" provisions under the 1999 Employee Stock Purchase Plan, effective July 1, 2000, the number of Ordinary Shares for which options may be granted under that plan was increased by 750,703 shares (which was the lesser of (a) 833,333 shares and (b) 2% of the 37,535,172 shares outstanding on that date).

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit
Number    Description
-------   -----------
4.1       1996 Israeli Employee Stock Option Plan (English translation) (par value does not give effect to a 3-for-1 reverse stock split in 1999)

4.2       1998 U.S. Stock Option Plan (amended and restated effective as of
          July 1, 2000)*

4.3       1999 Employee Stock Purchase Plan**

5.1       Opinion of Naschitz, Brandes & Co., legal counsel

Exhibit
Number    Description
-------   -----------
23.1      Consent of Ernst & Young LLP, independent auditors

23.2      Consent of Naschitz, Brandes & Co., legal counsel (included in
          Exhibit 5.1)

24.1      Power of Attorney (see signature page)

--------------------

* Incorporated by reference to the corresponding exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000, filed with the Commission on November 14, 2000.

** Incorporated by reference to the corresponding exhibit to the Company's Registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Jose, State of California, on November 30, 2000.

                                        BACKWEB TECHNOLOGIES LTD.

                                        By: /s/ HANAN MIRON
                                           -------------------------------------
                                           Hanan Miron,
                                           Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hanan Miron, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 30, 2000 by the following persons in the capacities indicated.

         Signature                              Title
--------------------------       ------------------------------------
    /s/ ELI BARKAT               Chairman and Chief Executive Officer
--------------------------
        Eli Barkat

   /s/ HANAN MIRON               Chief Financial Officer
--------------------------
       Hanan Miron

                                 Director
--------------------------
       Gil Shwed

 /s/ WILLIAM LARSON              Director
--------------------------
     William Larson

/s/ CHARLES FEDERMAN             Director
--------------------------
    Charles Federman

/s/ JOSEPH GLEBERMAN             Director
--------------------------
    Joseph Gleberman

                                 Director
--------------------------
   Leora Rubin Meridor

                                Index to Exhibits

Exhibit
Number    Description
-------   -----------
4.1       1996 Israeli Employee Stock Option Plan (English translation)
          (par value does not give effect to a 3-for-1 reverse stock split in 1999)

4.2       1998 U.S. Stock Option Plan (amended and restated effective as of
          July 1, 2000)*

4.3       1999 Employee Stock Purchase Plan**

5.1       Opinion of Naschitz, Brandes & Co., legal counsel

23.1      Consent of Ernst & Young LLP, independent auditors

23.2      Consent of Naschitz, Brandes & Co., legal counsel (included in
          Exhibit 5.1)

24.1      Power of Attorney (see signature page)

--------------------

* Incorporated by reference to the corresponding exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000, filed with the Commission on November 14, 2000.

** Incorporated by reference to the corresponding exhibit to the Company's Registration Statement on Form F-1, filed with the Commission on June 3, 1999, and amended on June 4, 1999.